SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES


                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2004



                           OBSIDIAN ENTERPRISES, INC.
             (Exact name of registrant as specified in its chapter)


          Delaware                    0-17430                  35-2154335
----------------------------     -----------------     -------------------------
(State or other jurisdiction        (Commission              (IRS Employer
       incorporation)               File Number)           Identification No.)



               111 Monument Circle
                   Suite 4800
              Indianapolis, Indiana                               46204
     ----------------------------------------             ----------------------
     (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (317) 237-4122

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Effective as of the close of business on April 30, 2004, Obsidian Enterprises, Inc. (the "Company"), acquired all of the outstanding shares of capital stock of Classic Manufacturing, Inc. ("Classic"), a Michigan-based manufacturer of open and enclosed trailers, for a purchase price of $ 2,250,000 in cash and 170,451 shares of the Company's Common Stock. The Classic shares were acquired from Bradley J. Baker, Classic's Chief Executive Officer, and Wade Wolf, Classic's President. The sources of the cash consideration paid by the Company were working capital and funds borrowed under a Credit Agreement with National City Bank of Indiana, a copy of which is attached to this Current Report on Form 8-K.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired

                           Not applicable


     (b)  Pro forma financial information

                           Not applicable


     (c)  Exhibits


Exhibit No.                       Description

    2.1   Stock Purchase  Agreement,  effective April 30, 2004, among Bradley J.
          Baker,   Wade  Wolf,   Classic   Manufacturing,   Inc.   and   Classic
          Manufacturing Acquisition Corp., and Related Documents

    10.1 Credit Agreement, dated as of April 28, 2004, between Classic Manufacturing Acquisition Corp. and National City Bank of Indiana.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                OBSIDIAN ENTERPRISES, INC.


May 14, 2004                                    By: /s/ Rick D. Snow
-----------------------                             ----------------------------
Date                                                Rick D. Snow

                                  EXHIBIT INDEX


Exhibit No.                      Description                    Incorporated by
                                                              Reference/Attached

    2.1   Stock  Purchase  Agreement,  effective  April             Attached
          30, 2004,  among Bradley J. Baker, Wade Wolf,
          Classic Manufacturing,  Inc. and Classic
          Manufacturing Acquisition Corp., and Related
          Documents

    10.1  Credit Agreement, dated as of April 28, 2004,             Attached
          between Classic Manufacturing Acquisition Corp.
          and National City Bank of Indiana.